                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Proxy Statement constituting part of this Registration Statement on Form S-4 of First Alliance Bancorp, Inc. of our report dated May 19, 1995 relating to the financial statements of Premier Bancshares, Inc. as of March 31, 1995 and for the year then ended, which appear in such Proxy Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement.



/s/ PRICE WATERHOUSE LLP
Atlanta, Georgia
July 11, 1996